For Immediate Release	Release No. 05-007

INDUSTRIAL DISTRIBUTION GROUP, INC. (NASDAQ: IDGR)	For Additional Information, Contact: Jack P. Healey Senior Vice President and Chief Financial Officer Industrial Distribution Group, Inc. (404) 949-2010 www.idglink.com

INDUSTRIAL DISTRIBUTION GROUP, INC. ANNOUNCES SALE OF
CARDINAL MACHINERY BUSINESS UNIT

ATLANTA, GEORGIA, September 16, 2005 - Industrial Distribution Group, Inc. (NASDAQ: IDGR) today announced the sale of its Cardinal Machinery business unit to the existing local management team of that entity. Under terms of the agreement, the management team of Cardinal Machinery assumed full ownership of all facilities and debt and substantially all other liabilities, effective September 16, 2005.

The sale of Cardinal Machinery unlocks value for Industrial Distribution Group shareholders because the business unit no longer matched with the core business and strategic direction of the Company. With 2004 revenues of approximately $10 million out of the Company’s total revenues of $529.2 million for the same period, Cardinal Machinery did not meet the strategic objectives set by senior management of Industrial Distribution Group. The sale allows Industrial Distribution Group to focus on core competencies exclusively, while allowing the management team of Cardinal Machinery to do the same.

Industrial Distribution Group has been transforming the industrial supply marketplace by converting a commodity distribution business into a value-added product and services company that helps U.S. manufacturers produce goods faster, with less expense and with higher quality. Since pioneering a product/service model, Industrial Distribution Group has generated nearly half of its revenue from its value-added services. The sale of Cardinal Machinery allows Industrial Distribution Group to further drive its vision of value-added manufacturing products and services.

Cardinal Machinery offers a complete line of metal-working and fabrication equipment, as well as tooling services and a full line of accessories to help its customers achieve their production goals. Cardinal’s operation will remain in its Memphis, Tennessee location.

About IDG

Industrial Distribution Group, Inc. (NASDAQ: IDGR) is a nationwide products and services company that creates a competitive advantage for customers. The Company provides outsourced maintenance, repair, operating and production (MROP) procurement, management and

IDG/2

application expertise through an array of value-added services and other arrangements that include its Flexible Procurement Solutions™ (FPS) service offerings as well as direct general MROP sales through traditional distribution channels. The Company’s FPS service offerings emphasize and utilize IDG’s specialized knowledge in product applications and process improvements to deliver out-sourced solutions and documented cost savings for customers. Through these arrangements, IDG distributes a full line of MROP products, specializing in cutting tools, abrasives, hand and power tools, coolants, lubricants, adhesives and machine tools, and IDG can supply at a competitive price virtually any other MROP product that its customers may require.

IDG has four operating divisions organized into regional responsibility areas. IDG serves over 20,000 active customers representing a diverse group of large and mid-sized national and international corporations including Honeywell International, Inc., The Boeing Company, Arvin Meritor, Borg-Warner Inc., Pentair, Inc., as well as many local and regional businesses. The company currently has a presence in 43 of the top 75 manufacturing markets in the United States.

Flexible Procurement Solutions™

IDG’s Flexible Procurement Solutions™ (FPS) offer customers an answer for the entire supply chain management process for MROP materials. IDG recognizes that managing MROP materials is a costly, time-consuming function for the industrial marketplace. FPS services merge state-of-the-art technology with the expertise of IDG personnel to deliver supply chain management services. In a fully integrated supply relationship, IDG associates work directly on-site at a customer’s location to provide documented cost savings from product application innovations, continuous process improvements, more effective management of inventory, and many other areas, all focused on reducing customer costs. Best of all, these cost savings are quantified and documented and most go directly to the customer’s bottom line.

Safe Harbor

In addition to the historical information contained herein, certain matters set forth in this news release are forward-looking statements, including but not limited to statements relating to expected operating results. Industrial Distribution Group, Inc. warns that caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of known and unknown risks, uncertainties, and other factors including heightened national security risks including acts of terrorism and potential for war, that may cause actual results, performance, or achievements of Industrial Distribution Group, Inc. to differ materially from any such statements, including the risks and uncertainties discussed in the company's Forms 10-K, Forms 10-Q, filed by the Company under the caption "Certain Factors Affecting Forward Looking Statements,” or any 8-K filed or furnished by the company each of which is incorporated herein by reference.

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